EXHIBIT NO. 99.1           FORM OF ENROLLMENT APPLICATION

                A DIRECT PURCHASE PROGRAM FOR THE COMMON STOCK OF
                              CARVER BANCORP, INC.

                             ENROLLMENT APPLICATION

I (We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions of the Shares Program, as described in the Prospectus of the program which accompanied this form, to receive cash payments and apply them to the purchase of shares of Carver Bancorp, Inc. Common Stock as indicated below.

         NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION
-------------------
1. SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required.
2  CUSTODIAL:    A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift Transfer to Minors Act in the minor's state of residence.
3  TRUST.        Account is established in accordance with the provisions of a trust agreement. THIS FORM, WHEN COMPLETED AND SIGNED, SHOULD BE MAILED WITH YOUR CHECK IN THE ENVELOPE PROVIDED. IF YOU DO NOT HAVE THE ENVELOPE, MAIL YOUR CHECK AND THE FORM TO:
                   CARVER BANCORP, INC.
                   C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
                   ATTN: CARVER SHARES PROGRAM
                   40 WALL STREET, NEW YORK, NEW YORK 10005

Your preprinted name and address above is for mailing purposes only. Please complete one of the boxes below for the exact account registration.

                    ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):
                    ----------------------------------------

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER ______________________________

I hereby warrant, under penalty of perjury, that the number provided above is correct.

--------------------------------------------------------------------------------
|_|  SINGLE/JOINT ACCOUNT         |_|  CUSTODIAL ACCOUNT

_________________________         _______________________________
Name                              Custodian's Name

_________________________         _______________________________
Joint Owner (if any)              Minor's Name

_________________________         _______________________________
Joint Owner (if any)              Minor's State of Residence


|_|  TRUST ACCOUNT

_________________________
Trust Name or Beneficiary

_________________________
Trustee Name

_________________________
Date of Trust
--------------------------------------------------------------------------------

ACCOUNT ADDRESS_________________________________________________________________
                 STREET           CITY             STATE             ZIP CODE

                  I acknowledge that the shares of Carver Bancorp, Inc. that I purchase through the shares program are not savings deposits or savings accounts, are not federally insured, and is not guaranteed by Carver Bancorp, Carver Federal Savings Bank of the federal government. If anyone asserts that investments through the Shares Program is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director at (201) 413-7302.


SIGNATURE(S)____________________________________________________________________
                           All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $________________  MINIMUM INITIAL INVESTMENT IS $200
                                           MAXIMUM INITIAL INVESTMENT IS $10,000

                 (FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE)

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        COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I(We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deductions will be used to purchase shares of Carver Bancorp, Inc. Common Stock for deposit into my (our) Carver Bancorp, Inc. account.




Signature(s)_______________________________________

            _______________________________________


                  Daytime
Date____________  Phone Number ____________________


1.   Indicate the Type of Account: Checking or Savings.

2.   Print the complete Bank Account Number.

3.   Print the name on Bank Account as it appears on your statement.

4. Print the complete name of your financial institution, including the branch name and address.

5.   Print the ABA Number (Bank Number) from your check or savings deposit slip.

6. Amount of automatic monthly deduction: indicate the monthly amount authorized to be transferred from your account. The minimum is $100 per payment and the maximum is $100,000 per calendar year from your checking savings account to purchase Carver Bancorp, Inc. Common Stock.

     PLEASE ENCLOSE A COPY OF A VOIDED check or savings deposit slip to verify banking information.


               FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES
                      USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1.   type of Account      checking   |_|                  savings   |_|

2.   __________________________________________________________________
     bank account number
3.   __________________________________________________________________
     name of bank account
4.   __________________________________________________________________
     financial institution
     __________________________________________________________________
     branch name
     __________________________________________________________________
     branch street address
     __________________________________________________________________
     branch city, state and zip code
5.   _____________________________
     ABA number (must be 9 digits)
6.   $____________________________
     Amount of automatic monthly deduction.

                  --------------------------------------------------------------
     Name on      JOHN A. DOE                                 __________19______
Bank Account      MARY B. DOE
                  123 YOUR STREET
                  ANYWHERE, U.S.A. 12345

                  PAY TO THE
                  ORDER OF                                          $
                  -----------------------------------------------   ------------

                  -------------------------------------------------------DOLLARS
                  FIRST NATIONAL BANK
Financial         OF ANYWHERE
Institution and   123 MAIN STREET
Branch            ANYWHERE, USA 12345
information
                  FOR                                 SAMPLE (NON NEGOTIABLE)
                  -----------------------------     ----------------------------
                  :071000013:   123456789"
                  --------------------------------------------------------------